UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2006

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 523-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 13, 2006, Zoran Corporation (the “Company”) learned that a shareholder derivative complaint had been filed in the United States District Court, Northern District of California, on June 12, 2006 naming the Company as nominal defendant and also naming as defendants current members of the Company’s Board of Directors and current employees of the Company.  The complaint alleges, among other things, purported breaches of state and federal securities laws and breaches of fiduciary duty by certain defendants in connection with certain stock option grant practices between 1998 and 2001.  The complaint seeks monetary damages in unspecified amounts, equitable and injunctive relief, including disgorgement of profits allegedly obtained by certain of the defendants, imposition of a trust over the defendants’ stock options and proceeds derived therefrom, reimbursement of expenses and costs of the action, and other relief as determined by the Court.  The complaint has not been served on the Company.  The Company and its directors intend to review the allegations and respond appropriately.

In addition, the Company has received a letter from a law firm, allegedly on behalf of an unidentified shareholder, demanding that the Board of Directors recover short-swing profits alleged to have been made by officers and directors in violation of Section 16(b) of the Securities Act of 1934.  The Company will also review these allegations and respond appropriately.

The Company does not intend to file further Current Reports on Form 8-K describing additional lawsuits, if any, in either federal or state court, which are based on allegations substantially similar to those described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006	ZORAN CORPORATION

	By:	/s/ Karl Schneider
Karl Schneider
Senior Vice President and Chief Financial Officer